Exhibit 10.1

                                   AGREEMENT
(CO-WORK FOR INDUSTRY DEVELOPMENT OF ELECTRIC CAR INDUSTRY AND INTELLECTUAL CAR
                  INDUSTRY IN FUTURE WITH KERMYUNG UNI. KOREA)

LEOZONE Inc. and the Center of Automotive Mechatronics Parts/ Intelligent Automotive Parts Business Promotion Team in Keimyung University hereby agree to make collaboration for the development of electronic and the intelligent automobile industry for sophisticated future-oriented automobiles as a next-generation growth engine.

ARTICLE  1  (PURPOSE)
The primary purpose of this Agreement is to promote mutual development of concerned parties through technology and information exchanges by establishing bilateral collaborative system.

ARTICLE  2(SCOPE  OF  COLLABORATION)
This Agreement shall be applicable to following areas for mutual development and active collaboration.
1. To establish a collaborative system for industry-academy co-research through joint research projects and etc.
2. Mutual exchange and utilization of various resources including technical personnel, research equipment, facilities, academic information and etc.
3. Mutual contributions to the development of science and technology as well as of the local community

ARTICLE  3  (OBLIGATION  OF  CONFIDENTIALITY)
Except for publicly available information, both parties shall keep the other party's data and information obtained during the process of establishing and implementing this Agreement as confidential and shall not misuse, reveal or disclose the above-mentioned information without a prior consent of the other party.

ARTICLE  4  (PRINCIPLE  OF  COOPERATION)
Both parties shall actively cooperate with each other and comply with the other party's request based on good faith.

ARTICLE  5  (EFFECTIVENESS  OF  AGREEMENT)
This Agreement shall go into effect upon signature by both parties and shall remain effective unless terminated or halted based on the mutual consent of both parties.

ARTICLE  6  (MODIFICATION  OF  AGREEMENT)
1. This Agreement may be modified in part based on mutual consent of both parties.
2. Modification of this Agreement shall require signatures by representatives of both parties and such modification shall go into effect upon the date of signature by both parties, unless specified otherwise.

ARTICLE  7  (IMPLEMENTATION  OF  AGREEMENT)
Both parties shall faithfully implement this Agreement based on mutual trust and neither party shall be responsible for any loss or damage caused by Act of God beyond the control of both parties.

ARTICLE  8  (DETAILED  AGREEMENT)
If it is necessary to advance the purpose of this Agreement and intended mutual relationships into another level of detail including a follow-up agreement or contract, both parties may proceed with escalating the effect of this Agreement accordingly based on mutual consent.

ARTICLE  9  (NON-BINDING  FORCE)
1. Any rights and obligations incurred during the process of implementing roles assigned to each party shall not be regarded as being created, modified, accepted or carrying binding force.
2. Any specific matters that might occur during the process of implementing roles assigned to each party shall be settled according to the consent based on due responsibilities of both parties.

ARTICLE  10  (INTERPRETATION  OF  AGREEMENT)
Any particulars that are not stipulated in the Agreement or any discrepancy between parties on the interpretation of the Agreement shall be settled according to the consent based on mutual faith and trust.

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                               November 14. 2007


LEOZONE  Inc                The  Center  of  Automotive  Mechatronics  Parts
CEO  Lee,  Jeong  Yong      President  Lee,  Jae  Cheon

                            Intelligent Automotive Parts Business Promotion Team Team Leader Lee, Byeong Soo